UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2013

Date of Report (Date of earliest event reported)

OLIE, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-54909

 (Commission File Number)

33-1220056

 (IRS Employer Identification No.)

300-838 HASTINGS STREET VANCOUVER , BC V6C0A6

     (Address of Principal Executive Offices and Zip Code)

(604) 828-9999

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 – Other Events

Item 8.01: Other Events.

Olie, Inc., OTCBB symbol “OLIE” (the “Company”), is announcing that The Gardner Group, EnCanSol Capital Corporation (“EnCanSol”) principals and Company principals have provided written verification to each other regarding their agreement upon the terms for a proposed Acquisition and Funding Agreement (the “AFA”) between the Gardner Group, Encansol and the Company (the “Parties”). The AFA relates to the acquisition of EnCanSol by the Company.  A proposed AFA was previously circulated between the Parties which resulted in a teleconference in which final revisions and terms were negotiated. The Parties have instructed their respective counsel to finalize the AFA for execution as soon as possible.

Among the final terms agreed upon by the Parties are that the AFA include an acknowledgment that the AFA would require the approval of the EnCanSol shareholders. A shareholder meeting called for such purpose shall be scheduled as soon as possible with the endorsement of the EnCanSol Board of Directors.  The AFA also will acknowledge that the majority of EnCanSol shareholders have already confirmed their approval of the principal terms of the AFA to the EnCanSol Executive Chairman.  The AFA also will provide that the time limitation for the proposed funding to be facilitated by the Gardner Group shall be nine months from completion of the EnCanSol acquisition by the Company.

Upon execution of the final version of the AFA, the Company will file a follow-up Form 8-K to announce the execution of the definitive material agreement between the Parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIE, INC.

By:

/s/:  Robert Gardner

Robert Gardner, Chief Executive Officer

DATED:  April 10, 2013

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